Exhibit 5

Assignment of Registration Rights and Agreement to be Bound

This Assignment and Agreement is entered into as of August 14, 2007 by and between:

(1) MTG Broadcasting AB with its principal office in Sweden at Skeppsbron 18, Box 2094, SE-103 13 Stockholm (the “Assignor”); and

(2) MTG Russia AB with its principal office in Sweden at Skeppsbron 18, Box 2094, SE-103 13 Stockholm (the “Assignee”).

WITNESSETH:

WHEREAS, the Assignor is transferring to the Assignee all of the shares of the common stock, $.01 par value per share, of CTC Media, Inc. (the “Company”) owned by the Assignor (the “Shares”);

WHEREAS, the Assignor is party to that certain Registration Rights Agreement, dated as of May 1, 2006, by and among the Company, Assignor and certain other stockholders of the Company (the “Registration Rights Agreement”), pursuant to which the Company has granted to the Assignor certain registration rights with respect to the Shares;

WHEREAS, Assignor desires to transfer and assign all rights under the Registration Rights Agreement to Assignee; and

WHEREAS, it is a condition to the Assignor’s assignment of rights under the Registration Rights Agreement that the Assignee agree to be bound by the terms of the Registration Rights Agreement;

NOW THEREFORE, in consideration of the premises and mutual agreements and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	The Assignor hereby assigns to the Assignee any and all rights and obligations of the Assignor under the Registration Rights Agreement.

2.

The Assignee hereby accepts such assignment and agrees to be bound by the terms of the Registration Rights Agreement. A copy of this Assignment and Agreement to be Bound shall be forwarded to the Company as notice under the Registration Rights Agreement and the agreement of the Assignee in this paragraph 2 is for the express benefit of the Company and the other parties to the Registration Rights Agreement.

3.	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

IN WITNESS WHEREOF, the undersigned have caused this Assignment and Agreement to be Bound to be executed as of the date first above written.

MTG Broadcasting AB

By: /s/ Hans-Holger Albrecht

Name: Hans-Holger Albrecht
Title: Chairman

By: /s/ Mathias Hermansson
Name: Mathias Hermansson
Title: Director
MTG Russia AB

By: /s/ Hans-Holger Albrecht

Name: Hans-Holger Albrecht
Title: Chairman

By: /s/ Mathias Hermansson
Name: Mathias Hermansson
Title: Director

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